Exhibit 99.1

Gold.com Reports Fiscal Second Quarter 2026 Results

Q2 FY 2026 Diluted Earnings Per Share of $0.46

$11.6 Million in Net Income and $33.9 Million in non-GAAP EBITDA in Q2 FY 2026

Company Announces Quarterly Cash Dividend

Completes Rebrand to Gold.com and Transition to New York Stock Exchange (NYSE: GOLD)

Costa Mesa, CA – February 5, 2026 – Gold.com, Inc. (NYSE: GOLD), (“Gold.com” or the “Company”), a fully integrated alternative assets platform that offers an extensive range of precious metals, numismatic coins, and collectibles to consumers, collectors, and institutional clients worldwide, reported results for the fiscal second quarter ended December 31, 2025.

Management Commentary

“Our second quarter results demonstrate our ability to successfully navigate rapidly evolving market conditions,” said Gold.com CEO Greg Roberts. “During the quarter, we experienced an increase in consumer demand across our platforms, however, premium spreads remained tight and backwardation in the silver market contributed to trading losses and higher interest expense due to increases in product financing and precious metals lease rates. Despite these headwinds, we delivered $11.6 million in net income and earnings of $0.46 per diluted share, demonstrating the resilience of our diversified platform and disciplined approach to managing market volatility.

“During the quarter, we completed several important strategic initiatives, including our rebranding from A-Mark Precious Metals to Gold.com, the transfer of our stock listing from NASDAQ to the New York Stock Exchange under the ticker symbol “GOLD”, and the relocation of our corporate headquarters to Costa Mesa, California. In January 2026, we closed the acquisition of Monex Deposit Company, one of the largest and most established direct-to-consumer precious metal dealers in the United States. These milestones reflect the continued evolution of our business and position us to enhance our visibility, liquidity, and alignment with our long-term strategy. We are also making meaningful progress in optimizing our expense structure and in unlocking synergies from our recent acquisitions as we continue to integrate these businesses and realize additional cost savings. Internationally, performance at LPM in Hong Kong remains strong, with both retail showroom activity and wholesale trading volumes showing positive momentum. Asia continues to represent an attractive long-term growth opportunity, and we remain focused on expanding our presence across the region.

“With an expanded portfolio of brands, improved operational leverage, and continued international focus, we believe Gold.com is well-positioned to capture growth across multiple channels and deliver long-term value for our shareholders.”

	Three Months Ended December 31,
	2025	2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$6,476,900	$2,742,345
Gross profit	$93,370	$44,767
Depreciation and amortization expense	$(7,638)	$(4,639)
Net income attributable to the Company	$11,636	$6,558

Earnings per Share:
Basic	$0.47	$0.28
Diluted	$0.46	$0.27

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$23,216	$13,363
EBITDA	$33,879	$16,224

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2025 and 2024 follows (in thousands):

	Three Months Ended December 31,
	2025	2024

Net income before provision for income taxes	$15,777	$8,016
Adjustments:
Contingent consideration fair value adjustment	(320)	20
Acquisition costs	121	688
Amortization of acquired intangibles	5,181	3,790
Depreciation expense	2,457	849
Adjusted net income before provision for income taxes (non-GAAP)	$23,216	$13,363

	Three Months Ended
	December 31, 2025	September 30, 2025
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$6,476,900	$3,680,766
Gross profit	$93,370	$72,897
Depreciation and amortization expense	$(7,638)	$(7,583)
Net income (loss) attributable to the Company	$11,636	$(939)

Earnings (Loss) per Share:
Basic	$0.47	$(0.04)
Diluted	$0.46	$(0.04)

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$23,216	$4,872
EBITDA	$33,879	$14,301

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2025 and September 30, 2025 follows (in thousands):

	Three Months Ended
	December 31, 2025	September 30, 2025

Net income (loss) before provision for income taxes	$15,777	$(311)
Adjustments:
Contingent consideration fair value adjustment	(320)	(2,461)
Acquisition costs	121	61
Amortization of acquired intangibles	5,181	5,202
Depreciation expense	2,457	2,381
Adjusted net income before provision for income taxes (non-GAAP)	$23,216	$4,872

Fiscal Second Quarter 2026 Financial Highlights

•
Revenues for the three months ended December 31, 2025 increased 136% to $6.477 billion from $2.742 billion for the three months ended December 31, 2024, and increased 76% from $3.681 billion for the three months ended September 30, 2025
•
Gross profit for the three months ended December 31, 2025 increased 109% to $93.4 million from $44.8 million for the three months ended December 31, 2024, and increased 28% from $72.9 million for the three months ended September 30, 2025
•
Gross profit margin for the three months ended December 31, 2025 decreased to 1.44% of revenue, from 1.63% of revenue for the three months ended December 31, 2024, and decreased from 1.98% of revenue for the three months ended September 30, 2025
•
Net income (loss) attributable to the Company for the three months ended December 31, 2025 increased 77% to $11.6 million from $6.6 million for the three months ended December 31, 2024, and increased 1,339% from a net loss of ($0.9) million for the three months ended September 30, 2025
•
Diluted earnings (loss) per share totaled $0.46 for the three months ended December 31, 2025, a 70% increase compared to $0.27 for the three months ended December 31, 2024, and increased 1,250% from ($0.04) for the three months ended September 30, 2025
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended December 31, 2025 increased 74% to $23.2 million from $13.4 million for the three months ended December 31, 2024, and increased 377% from $4.9 million for the three months ended September 30, 2025
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended December 31, 2025 increased 109% to $33.9 million from $16.2 million for the three months ended December 31, 2024, and increased 137% from $14.3 million for the three months ended September 30, 2025

	Six Months Ended December 31,
	2025	2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$10,157,666	$5,457,441
Gross profit	$166,267	$88,210
Depreciation and amortization expense	$(15,221)	$(9,348)
Net income attributable to the Company	$10,697	$15,542

Earnings per Share:
Basic	$0.43	$0.67
Diluted	$0.42	$0.65

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$28,088	$28,147
EBITDA	$48,180	$34,006

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2025 and 2024 follows (in thousands):

	Six Months Ended December 31,
	2025	2024

Net income before provision for income taxes	$15,466	$18,189
Adjustments:
Contingent consideration fair value adjustment	(2,781)	(130)
Acquisition costs	182	740
Amortization of acquired intangibles	10,383	7,654
Depreciation expense	4,838	1,694
Adjusted net income before provision for income taxes (non-GAAP)	$28,088	$28,147

Fiscal Six Months 2026 Financial Highlights

•
Revenues for the six months ended December 31, 2025 increased 86% to $10.158 billion from $5.457 billion for the six months ended December 31, 2024
•
Gross profit for the six months ended December 31, 2025 increased 88% to $166.3 million from $88.2 million for the six months ended December 31, 2024
•
Gross profit margin for the six months ended December 31, 2025 increased to 1.64% of revenue from 1.62% of revenue for the six months ended December 31, 2024
•
Net income attributable to the Company for the six months ended December 31, 2025 decreased 31% to $10.7 million from $15.5 million for the six months ended December 31, 2024
•
Diluted earnings per share totaled $0.42 for the six months ended December 31, 2025, a 35% decrease compared to $0.65 for the six months ended December 31, 2024
•
Adjusted net income before provision for income taxes for the six months ended December 31, 2025 totaled $28.1 million, which was consistent with $28.1 million for the six months ended December 31, 2024
•
EBITDA for the six months ended December 31, 2025 increased 42% to $48.2 million from $34.0 million for the six months ended December 31, 2024

	Three Months Ended December 31,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	545,000	466,000
Silver ounces sold (2)	18,635,000	21,828,000
Number of secured loans at period end (3)	355	518
Secured loans receivable at period end	$120,351,000	$98,461,000
Direct-to-Consumer ("DTC") number of new customers (4)	96,100	65,400
Direct-to-Consumer number of active customers (5)	229,100	140,100
Direct-to-Consumer number of total customers (6)	4,361,500	3,187,500
Direct-to-Consumer average order value ("AOV") (7)	$4,824	$3,178
JM Bullion ("JMB") average order value (8)	$2,637	$2,043
CyberMetals number of new customers (9)	1,400	2,000
CyberMetals number of active customers (10)	1,900	1,700
CyberMetals number of total customers (11)	40,000	33,100
CyberMetals customer assets under management at period end (12)	$18,900,000	$8,200,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	December 31, 2025	September 30, 2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	545,000	439,000
Silver ounces sold (2)	18,635,000	10,391,000
Number of secured loans at period end (3)	355	424
Secured loans receivable at period end	$120,351,000	$103,633,000
Direct-to-Consumer ("DTC") number of new customers (4)	96,100	69,400
Direct-to-Consumer number of active customers (5)	229,100	147,300
Direct-to-Consumer number of total customers (6)	4,361,500	4,265,400
Direct-to-Consumer average order value ("AOV") (7)	$4,824	$3,863
JM Bullion ("JMB") average order value (8)	$2,637	$2,544
CyberMetals number of new customers (9)	1,400	1,700
CyberMetals number of active customers (10)	1,900	1,800
CyberMetals number of total customers (11)	40,000	38,700
CyberMetals customer assets under management at period end (12)	$18,900,000	$13,800,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Second Quarter 2026 Operational Highlights

•
Gold ounces sold in the three months ended December 31, 2025 increased 17% to 545,000 ounces from 466,000 ounces for the three months ended December 31, 2024, and increased 24% from 439,000 ounces for the three months ended September 30, 2025
•
Silver ounces sold in the three months ended December 31, 2025 decreased 15% to 18.6 million ounces from 21.8 million ounces for the three months ended December 31, 2024, and increased 79% from 10.4 million ounces for the three months ended September 30, 2025
•
As of December 31, 2025, the number of secured loans decreased 31% to 355 from 518 as of December 31, 2024, and decreased 16% from 424 as of September 30, 2025
•
Direct-to-Consumer new customers for the three months ended December 31, 2025 increased 47% to 96,100 from 65,400 for the three months ended December 31, 2024, and increased 38% from 69,400 for the three months ended September 30, 2025
•
Direct-to-Consumer active customers for the three months ended December 31, 2025 increased 64% to 229,100 from 140,100 for the three months ended December 31, 2024, and increased 56% from 147,300 for the three months ended September 30, 2025
•
Direct-to-Consumer average order value for the three months ended December 31, 2025 increased $1,646, or 52% to $4,824 from $3,178 for the three months ended December 31, 2024, and increased $961, or 25% from $3,863 for the three months ended September 30, 2025
•
JM Bullion’s average order value for the three months ended December 31, 2025 increased $594, or 29% to $2,637 from $2,043 for the three months ended December 31, 2024, and increased $93, or 4% from $2,544 for the three months ended September 30, 2025

	Six Months Ended December 31,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	984,000	864,000
Silver ounces sold (2)	29,026,000	42,277,000
Number of secured loans at period end (3)	355	518
Secured loans receivable at period end	$120,351,000	$98,461,000
Direct-to-Consumer ("DTC") number of new customers (4)	165,500	120,700
Direct-to-Consumer number of active customers (5)	376,400	270,000
Direct-to-Consumer number of total customers (6)	4,361,500	3,187,500
Direct-to-Consumer average order value ("AOV") (7)	$4,435	$3,077
JM Bullion ("JMB") average order value (8)	$2,602	$2,117
CyberMetals number of new customers (9)	3,100	3,500
CyberMetals number of active customers (10)	3,700	3,400
CyberMetals number of total customers (11)	40,000	33,100
CyberMetals customer assets under management at period end (12)	$18,900,000	$8,200,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Six Months 2026 Operational Highlights

•
Gold ounces sold in the six months ended December 31, 2025 increased 14% to 984,000 ounces from 864,000 ounces for the six months ended December 31, 2024
•
Silver ounces sold in the six months ended December 31, 2025 decreased 31% to 29.0 million ounces from 42.3 million ounces for the six months ended December 31, 2024
•
Direct-to-Consumer new customers for the six months ended December 31, 2025 increased 37% to 165,500 from 120,700 for the six months ended December 31, 2024
•
Direct-to-Consumer active customers for the six months ended December 31, 2025 increased 39% to 376,400 from 270,000 for the six months ended December 31, 2024
•
Direct-to-Consumer average order value for the six months ended December 31, 2025 increased $1,358, or 44% to $4,435 from $3,077 for the six months ended December 31, 2024
•
JM Bullion’s average order value for the six months ended December 31, 2025 increased $485, or 23% to $2,602 from $2,117 for the six months ended December 31, 2024

Fiscal Second Quarter 2026 Financial Summary

Revenues increased 136% to $6.477 billion from $2.742 billion in the same year-ago quarter. Excluding an increase of $2.494 billion of forward sales, our revenues increased $1.241 billion, or 69.0%, which was due to higher average selling prices of gold and silver as well as an increase in gold ounces sold, partially offset by a decrease in silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February 2025 and AMS in April 2025.

Gross profit increased 109% to $93.4 million (1.44% of revenue) from $44.8 million (1.63% of revenue) in the same year-ago quarter. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of SGI, Pinehurst, and AMS which were not included in the same year-ago period, partially offset by lower trading profits. The Direct-to-Consumer segment contributed 77% and 56% of the consolidated gross profit in the fiscal second quarters of 2026 and 2025, respectively. Gross profit contributed by JMB represented 29% of the consolidated gross profit in the fiscal second quarter of 2026 and 38% of the consolidated gross profit for the prior year fiscal second quarter.

Selling, general and administrative expenses increased 132% to $59.8 million from $25.8 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense, including performance-based accruals, of $21.6 million, higher advertising costs of $4.8 million, an increase in consulting and professional fees of $2.7 million, an increase in facilities expense of $1.3 million, an increase in bank service and credit card fees of $1.4 million, and an increase in insurance costs of $1.0 million. Selling, general and administrative expenses for the three months ended December 31, 2025 included $29.6 million of expenses incurred by SGI, Pinehurst, and AMS, which were not included in the same year-ago period, as they were not yet consolidated subsidiaries. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $4.4 million from the prior year period.

Depreciation and amortization expense increased 65% to $7.6 million from $4.6 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $3.2 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of SGI, Pinehurst, and AMS and an increase in depreciation expense of $1.6 million due to an increase in capital expenditures, partially offset by a decrease of $1.8 million in JMB and Silver Gold Bull, Inc. (“SGB”) intangible asset amortization.

Interest income decreased 15% to $5.8 million from $6.8 million in the same year-ago quarter. The aggregate decrease in interest income was due to an decrease in other finance product income of $1.1 million, partially offset by an increase in interest income earned by our Secured Lending segment of $0.1 million.

Interest expense increased 57% to $16.3 million from $10.4 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $3.7 million related to product financing arrangements due to higher interest rates, partially offset by reduced borrowings, an increase of $1.9 million related to precious metals leases driven by higher overall borrowings and an increase in weighted-average interest rates, and an increase of $0.1 million associated with our Trading Credit Facility due to increased borrowings, partially offset by a decrease in interest rates.

Earnings (losses) from equity method investments increased 142% to earnings of $1.0 million from a loss of $2.4 million in the same year-ago quarter. The increase was due to increased earnings of our equity method investees.

Net income attributable to the Company totaled $11.6 million or $0.46 per diluted share, compared to net income of $6.6 million or $0.27 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended December 31, 2025 totaled $23.2 million, an increase of $9.9 million or 74% compared to $13.4 million in the same year-ago quarter. The increase was due to higher net income before provision for income taxes of $7.8 million, higher depreciation expense of $1.6 million, higher amortization of acquired intangibles of $1.4 million, partially offset by lower acquisition costs of $0.6 million and higher contingent consideration fair value adjustment of $0.3 million.

EBITDA for the three months ended December 31, 2025 totaled $33.9 million, an increase of $17.7 million or 109% compared to $16.2 million in the same year-ago quarter. The increase was primarily due to higher net income of $7.6 million, higher interest expense of $5.9 million, higher depreciation expense of $1.6 million, higher amortization of acquired intangibles of $1.4 million, and lower interest income of $1.0 million.

Fiscal Six Months 2026 Financial Summary

Revenues increased 86% to $10.158 billion from $5.457 billion in the same year-ago period. Excluding an increase of $3.056 billion of forward sales, our revenues increased $1.644 billion, or 50.3%, which was due to higher average selling prices of gold and silver as well as an increase in gold ounces sold, partially offset by a decrease in silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February 2025 and AMS in April 2025.

Gross profit increased 88% to $166.3 million (1.64% of revenue) from $88.2 million (1.62% of revenue) in the same year-ago period. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of SGI, Pinehurst, and AMS which were not included in the same year-ago period, partially offset by lower trading profits. The Direct-to-Consumer segment contributed 74% and 55% of the consolidated gross profit for the six months ended December 31, 2025 and 2024, respectively. Gross profit contributed by JMB represented 25% and 37% of the consolidated gross profit for the six months ended December 31, 2025 and 2024, respectively.

Selling, general and administrative expenses increased 128% to $119.6 million from $52.4 million in the same year-ago period. The change was primarily due to an increase in compensation expense, including performance-based accruals, of $41.1 million, higher advertising costs of $10.0 million, an increase in consulting and professional fees of $6.7 million, an increase in facilities expense of $2.6 million, an increase in bank service and credit card fees of $2.6 million, and an increase in insurance costs of $1.5 million. Selling, general and administrative expenses for the six months ended December 31, 2025 included $60.0 million of expenses incurred by SGI, and Pinehurst, and AMS which were not included in the same year-ago period as these were not consolidated subsidiaries. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $7.2 million from the prior year period.

Depreciation and amortization expense increased 63% to $15.2 million from $9.4 million in the same year-ago period. The change was primarily due to an increase in amortization expense of $6.4 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of SGI, Pinehurst, and AMS and an increase in depreciation expense of $3.1 million due to an increase in capital expenditures, partially offset by a decrease of $3.7 million in JMB and SGB intangible asset amortization.

Interest income decreased 18% to $11.4 million from $13.9 million in the same year-ago period. The aggregate decrease in interest income was due to a decrease in other finance product income of $2.2 million and a decrease in interest income earned by our Secured Lending segment of $0.3 million.

Interest expense increased 42% to $28.9 million from $20.4 million in the same year-ago period. The increase in interest expense was primarily due to an increase of $4.2 million related to product financing arrangements due to higher interest rates, partially offset by reduced borrowings, an increase of $3.2 million related to precious metals leases driven by higher overall borrowings and an increase in weighted-average interest rates, and an increase of $0.7 million associated with our Trading Credit Facility due to increased borrowings.

Earnings (losses) from equity method investments increased 106% to earnings of $0.1 million from a loss of $1.8 million in the same year-ago period. The increase was due to increased earnings of our equity method investees.

Net income attributable to the Company totaled $10.7 million or $0.42 per diluted share, compared to net income of $15.5 million or $0.65 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the six months ended December 31, 2025 totaled $28.1 million, which was consistent with $28.1 million in the same year-ago period.

EBITDA for the six months ended December 31, 2025 totaled $48.2 million, an increase of $14.2 million or 42% compared to $34.0 million in the same year-ago period. The increase was primarily due to higher interest expense of $8.5 million, higher depreciation expense of $3.1 million, higher amortization of acquired intangibles of $2.7 million, and lower interest income of $2.5 million, partially offset by lower net income of $1.8 million.

Quarterly Cash Dividend

Gold.com’s Board of Directors has declared a quarterly cash dividend of $0.20 per share, maintaining the company's current dividend program. The dividend is payable on March 4, 2026 to stockholders of record as of February 20, 2026.

Conference Call

Gold.com will hold a conference call today (February 5, 2026) to discuss these financial results. Gold.com management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the Gold.com conference call.

Webcast: https://www.webcaster5.com/Webcast/Page/2867/53463

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 118433

The call will also be broadcast live and available for replay on the Investor Relations section of Gold.com’s website at ir.gold.com. If you have any difficulty connecting with the conference call or webcast, please contact Gold.com’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through February 19, 2026.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 53463

About Gold.com, Inc.

Gold.com builds on gold’s storied history and heritage to define the future of alternative asset management. Founded in 1965, Gold.com offers a comprehensive solution for all aspects of the precious metals and collectibles value chain. Its vertically integrated platform combines market expertise in gold, silver, platinum, and palladium and collectibles that include rare coins and currency with state-of-the-art logistics, financing, and minting capabilities to serve consumers, collectors, and institutional clients globally.

Gold.com’s direct-to-consumer marketplace, anchored by flagship brands JMBullion.com, Stack’s Bowers Galleries, GovMint.com, and Goldline, has served millions of customers. The Company’s trading and wholesale sales platform, which operates under A-Mark Precious Metals, maintains distribution and finance focused relationships with a network of sovereign and private mints and has been an “authorized purchaser” of the United States Mint since 1986. Gold.com’s Collateral Finance Corporation secured lending subsidiary, CFCGoldLoans.com, extends bullion, numismatic, and sports card loans while A-Mark Global Logistics supports the Company’s operations with airport-adjacent distribution centers and IRA-approved storage depositories.

Gold.com is based in Costa Mesa, California, and operates across the United States, Canada, and in the United Kingdom, Europe, Hong Kong, and Singapore. Learn more at www.gold.com

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to our long-term strategy and growth opportunities, expense structure, synergies and cost savings, and shareholder value. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the inability to continue to successfully integrate recently acquired businesses; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; the failure of the Company’s business model to respond to changes in the market environment as anticipated; premium spreads and futures pricing affecting our Wholesale segment; changes in consumer demand and preferences for precious metal products generally, particularly as this affects the strength of our Direct-to-Consumer segment; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following four amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended December 31, 2025.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

Gold.com, Inc.

1-310-587-1410

sreiner@gold.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

GOLD@gateway-grp.com

Media Relations Contact

ICR for Gold.com

GOLD@icrinc.com

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31, 2025	June 30, 2025
	(unaudited)
ASSETS
Current assets
Cash	$152,050	$77,741
Receivables, net	558,816	137,723
Derivative assets	947,661	134,515
Secured loans receivable	120,351	94,037
Inventories:
Inventories	1,031,156	794,812
Restricted inventories	504,593	484,733
	1,535,749	1,279,545
Income tax receivable	7,515	4,575
Prepaid expenses and other assets	19,525	15,359
Total current assets	3,341,667	1,743,495
Operating lease right of use assets	20,521	22,843
Property, plant, and equipment, net	46,672	45,509
Goodwill	228,696	228,650
Intangibles, net	128,802	137,314
Long-term investments	38,437	33,015
Other long-term assets	7,090	4,605
Total assets	$3,811,885	$2,215,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$85,606	$46,051
Product financing arrangements	504,593	484,733
Accounts payable and other payables	88,600	22,248
Deferred revenue and other advances	1,701,887	426,904
Derivative liabilities	338,223	96,177
Accrued liabilities	31,332	34,021
Notes payable	4,000	3,994
Total current liabilities	2,754,241	1,114,128
Lines of credit	300,000	345,000
Notes payable	3,328	3,349
Deferred tax liabilities	18,302	18,335
Other liabilities	27,189	31,948
Total liabilities	3,103,060	1,512,760
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of December 31, 2025 or June 30, 2025	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,896,992 and 24,639,386 shares issued and outstanding as of December 31, 2025 and June 30, 2025, respectively	249	247
Additional paid-in capital	188,549	184,998
Accumulated other comprehensive income	224	212
Retained earnings	464,788	464,059
Total Gold.com, Inc. stockholders’ equity	653,810	649,516
Noncontrolling interests	55,015	53,155
Total stockholders’ equity	708,825	702,671
Total liabilities and stockholders’ equity	$3,811,885	$2,215,431

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues	$6,476,900	$2,742,345	$10,157,666	$5,457,441
Cost of sales	6,383,530	2,697,578	9,991,399	5,369,231
Gross profit	93,370	44,767	166,267	88,210
Selling, general, and administrative expenses	(59,784)	(25,754)	(119,606)	(52,371)
Depreciation and amortization expense	(7,638)	(4,639)	(15,221)	(9,348)
Interest income	5,789	6,794	11,360	13,881
Interest expense	(16,253)	(10,363)	(28,853)	(20,350)
Earnings (losses) from equity method investments	1,009	(2,410)	101	(1,832)
Other income, net	250	461	2,483	661
Unrealized losses on foreign exchange	(966)	(840)	(1,065)	(662)
Net income before provision for income taxes	15,777	8,016	15,466	18,189
Income tax expense	(2,249)	(2,042)	(2,909)	(3,797)
Net income	13,528	5,974	12,557	14,392
Net income (loss) attributable to noncontrolling interests	1,892	(584)	1,860	(1,150)
Net income attributable to the Company	$11,636	$6,558	$10,697	$15,542
Basic and diluted net income per share attributable to Gold.com, Inc.:
Basic	$0.47	$0.28	$0.43	$0.67
Diluted	$0.46	$0.27	$0.42	$0.65

Weighted-average shares outstanding:
Basic	24,810,500	23,158,300	24,753,600	23,093,400
Diluted	25,536,500	23,966,400	25,489,100	23,972,900

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Six Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$12,557	$14,392
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	15,221	9,348
Amortization of loan cost	2,763	1,680
Share-based compensation	838	627
Losses (earnings) from equity method investments	(101)	1,832
Other	153	(206)
Changes in assets and liabilities:
Receivables, net	(424,214)	2,449
Secured loans made to affiliates	—	17
Derivative assets	(813,146)	21,880
Income tax receivable	(2,940)	(3,065)
Precious metals held under financing arrangements	—	2,646
Inventories	(256,204)	(97,052)
Prepaid expenses and other assets	(4,195)	(309)
Accounts payable and other payables	65,600	(3,941)
Deferred revenue and other advances	1,274,983	54,870
Derivative liabilities	242,046	(20,942)
Liabilities on borrowed metals	39,555	1,895
Accrued liabilities	(121)	(3,579)
Net cash provided by (used in) operating activities	152,795	(17,458)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(5,972)	(4,308)
Purchase of long-term investments	(6,400)	—
Purchase of intangible assets	—	(100)
Secured loans receivable, net	(26,303)	14,599
Purchase of marketable securities	—	(2,550)
Proceeds from sale of marketable securities	—	2,835
Other	(881)	23
Net cash (used in) provided by investing activities	(39,556)	10,499
Cash flows from financing activities:
Product financing arrangements, net	19,860	34,193
Dividends paid	(9,926)	(9,275)
Borrowings under lines of credit	1,443,000	971,000
Repayments under lines of credit	(1,488,000)	(991,000)
Repayments on notes payable to related party	—	(4,347)
Repurchases of common stock	—	(901)
Repurchases of common stock from a related party	—	(4,219)
Debt funding issuance costs	(2,641)	(2,641)
Proceeds from the exercise of share-based awards	1,844	3,281
Other	(3,067)	—
Net cash used in financing activities	(38,930)	(3,909)
Net increase (decrease) in cash	74,309	(10,868)
Cash, beginning of period	77,741	48,636
Cash, end of period	$152,050	$37,768

Overview of Results of Operations for the Three Months Ended December 31, 2025 and 2024

Consolidated Results of Operations

The operating results for the three months ended December 31, 2025 and 2024 were as follows (in thousands, except per share data):

Three Months Ended December 31,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$6,476,900	100.000%	$2,742,345	100.000%	$3,734,555	136.2%
Gross profit	93,370	1.442%	44,767	1.632%	$48,603	108.6%
Selling, general, and administrative expenses	(59,784)	(0.923%)	(25,754)	(0.939%)	$34,030	132.1%
Depreciation and amortization expense	(7,638)	(0.118%)	(4,639)	(0.169%)	$2,999	64.6%
Interest income	5,789	0.089%	6,794	0.248%	$(1,005)	(14.8%)
Interest expense	(16,253)	(0.251%)	(10,363)	(0.378%)	$5,890	56.8%
Earnings (losses) from equity method investments	1,009	0.016%	(2,410)	(0.088%)	$3,419	141.9%
Other income, net	250	0.004%	461	0.017%	$(211)	(45.8%)
Unrealized losses on foreign exchange	(966)	(0.015%)	(840)	(0.031%)	$126	15.0%
Net income before provision for income taxes	15,777	0.244%	8,016	0.292%	$7,761	96.8%
Income tax expense	(2,249)	(0.035%)	(2,042)	(0.074%)	$207	10.1%
Net income	13,528	0.209%	5,974	0.218%	$7,554	126.4%
Net income (loss) attributable to noncontrolling interests	1,892	0.029%	(584)	(0.021%)	$2,476	424.0%
Net income attributable to the Company	$11,636	0.180%	$6,558	0.239%	$5,078	77.4%

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$0.47		$0.28		$0.19	67.9%
Diluted	$0.46		$0.27		$0.19	70.4%

Overview of Results of Operations for the Three Months Ended December 31, 2025 and September 30, 2025

Consolidated Results of Operations

The operating results for the three months ended December 31, 2025 and September 30, 2025 were as follows (in thousands, except per share data):

Three Months Ended	December 31, 2025		September 30, 2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$6,476,900	100.000%	$3,680,766	100.000%	$2,796,134	76.0%
Gross profit	93,370	1.442%	72,897	1.980%	$20,473	28.1%
Selling, general, and administrative expenses	(59,784)	(0.923%)	(59,822)	(1.625%)	$(38)	(0.1%)
Depreciation and amortization expense	(7,638)	(0.118%)	(7,583)	(0.206%)	$55	0.7%
Interest income	5,789	0.089%	5,571	0.151%	$218	3.9%
Interest expense	(16,253)	(0.251%)	(12,600)	(0.342%)	$3,653	29.0%
Earnings (losses) from equity method investments	1,009	0.016%	(908)	(0.025%)	$1,917	211.1%
Other income, net	250	0.004%	2,233	0.061%	$(1,983)	(88.8%)
Unrealized losses on foreign exchange	(966)	(0.015%)	(99)	(0.003%)	$867	875.8%
Net income (loss) before provision for income taxes	15,777	0.244%	(311)	(0.008%)	$16,088	5,173.0%
Income tax expense	(2,249)	(0.035%)	(660)	(0.018%)	$1,589	240.8%
Net income (loss)	13,528	0.209%	(971)	(0.026%)	$14,499	1,493.2%
Net income (loss) attributable to noncontrolling interests	1,892	0.029%	(32)	(0.001%)	$1,924	6,012.5%
Net income (loss) attributable to the Company	$11,636	0.180%	$(939)	(0.026%)	$12,575	1,339.2%

Basic and diluted net (loss) income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$0.47		$(0.04)		$0.51	1,275.0%
Diluted	$0.46		$(0.04)		$0.50	1,250.0%

Overview of Results of Operations for the Six Months Ended December 31, 2025 and 2024

Consolidated Results of Operations

The operating results for the six months ended December 31, 2025 and 2024 were as follows (in thousands, except per share data):

Six Months Ended December 31,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$10,157,666	100.000%	$5,457,441	100.000%	$4,700,225	86.1%
Gross profit	166,267	1.637%	88,210	1.616%	$78,057	88.5%
Selling, general, and administrative expenses	(119,606)	(1.177%)	(52,371)	(0.960%)	$67,235	128.4%
Depreciation and amortization expense	(15,221)	(0.150%)	(9,348)	(0.171%)	$5,873	62.8%
Interest income	11,360	0.112%	13,881	0.254%	$(2,521)	(18.2%)
Interest expense	(28,853)	(0.284%)	(20,350)	(0.373%)	$8,503	41.8%
Earnings (losses) from equity method investments	101	0.001%	(1,832)	(0.034%)	$1,933	105.5%
Other income, net	2,483	0.024%	661	0.012%	$1,822	275.6%
Unrealized losses on foreign exchange	(1,065)	(0.010%)	(662)	(0.012%)	$403	60.9%
Net income before provision for income taxes	15,466	0.152%	18,189	0.333%	$(2,723)	(15.0%)
Income tax expense	(2,909)	(0.029%)	(3,797)	(0.070%)	$(888)	(23.4%)
Net income	12,557	0.124%	14,392	0.264%	$(1,835)	(12.8%)
Net income (loss) attributable to noncontrolling interests	1,860	0.018%	(1,150)	(0.021%)	$3,010	261.7%
Net income attributable to the Company	$10,697	0.105%	$15,542	0.285%	$(4,845)	(31.2%)

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$0.43		$0.67		$(0.24)	(35.8%)
Diluted	$0.42		$0.65		$(0.23)	(35.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2025 and 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2025 and 2024 follows (in thousands):

Three Months Ended December 31,	2025	2024	Change
	$	$	$	%
Net income before provision for income taxes	$15,777	$8,016	$7,761	96.8%
Adjustments:
Contingent consideration fair value adjustment	(320)	20	$(340)	(1,700.0%)
Acquisition costs	121	688	$(567)	(82.4%)
Amortization of acquired intangibles	5,181	3,790	$1,391	36.7%
Depreciation expense	2,457	849	$1,608	189.4%
Adjusted net income before provision for income taxes (non-GAAP)	$23,216	$13,363	$9,853	73.7%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2025 and 2024 follows (in thousands):

Three Months Ended December 31,	2025	2024	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$13,528	$5,974	$7,554	126.4%
Adjustments:
Interest income	(5,789)	(6,794)	$(1,005)	(14.8%)
Interest expense	16,253	10,363	$5,890	56.8%
Amortization of acquired intangibles	5,181	3,790	$1,391	36.7%
Depreciation expense	2,457	849	$1,608	189.4%
Income tax expense	2,249	2,042	$207	10.1%
	20,351	10,250	$10,101	98.5%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$33,879	$16,224	$17,655	108.8%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(42,622)	$110,071	$(152,693)	(138.7%)
Changes in operating working capital	66,319	(97,186)	$163,505	168.2%
Interest expense	16,253	10,363	$5,890	56.8%
Interest income	(5,789)	(6,794)	$(1,005)	(14.8%)
Income tax expense	2,249	2,042	$207	10.1%
Earnings (losses) from equity method investments	1,009	(2,410)	$3,419	141.9%
Share-based compensation	(463)	(307)	$156	50.8%
Amortization of loan cost	(1,128)	(1,015)	$113	11.1%
Other	(1,949)	1,460	$(3,409)	(233.5%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$33,879	$16,224	$17,655	108.8%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2025 and September 30, 2025

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2025 and September 30, 2025 follows (in thousands):

Three Months Ended	December 31, 2025	September 30, 2025	Change
	$	$	$	%
Net income (loss) before provision for income taxes	$15,777	(311)	$16,088	5,173.0%
Adjustments:
Contingent consideration fair value adjustment	(320)	(2,461)	$(2,141)	(87.0%)
Acquisition costs	121	61	$60	98.4%
Amortization of acquired intangibles	5,181	5,202	$(21)	(0.4%)
Depreciation expense	2,457	2,381	$76	3.2%
Adjusted net income before provision for income taxes (non-GAAP)	$23,216	$4,872	$18,344	376.5%

A reconciliation of net income (loss) to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2025 and September 30, 2025 follows (in thousands):

Three Months Ended	December 31, 2025	September 30, 2025	Change
Reconciliation of Net Income (Loss) to EBITDA:	$	$	$	%
Net income (loss)	$13,528	$(971)	$14,499	1,493.2%
Adjustments:
Interest income	(5,789)	(5,571)	$218	3.9%
Interest expense	16,253	12,600	$3,653	29.0%
Amortization of acquired intangibles	5,181	5,202	$(21)	(0.4%)
Depreciation expense	2,457	2,381	$76	3.2%
Income tax expense	2,249	660	$1,589	240.8%
	20,351	15,272	$5,079	33.3%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$33,879	$14,301	$19,578	136.9%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(42,622)	$195,417	$(238,039)	(121.8%)
Changes in operating working capital	66,319	(187,683)	$254,002	135.3%
Interest expense	16,253	12,600	$3,653	29.0%
Interest income	(5,789)	(5,571)	$218	3.9%
Income tax expense	2,249	660	$1,589	240.8%
Earnings (losses) from equity method investments	1,009	(908)	$1,917	211.1%
Share-based compensation	(463)	(375)	$88	23.5%
Amortization of loan cost	(1,128)	(1,635)	$(507)	(31.0%)
Other	(1,949)	1,796	$(3,745)	(208.5%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$33,879	$14,301	$19,578	136.9%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Six Months Ended December 31, 2025 and 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2025 and 2024 follows (in thousands):

Six Months Ended December 31,	2025	2024	Change
	$	$	$	%
Net income before provision for income taxes	$15,466	$18,189	$(2,723)	(15.0%)
Adjustments:
Contingent consideration fair value adjustment	(2,781)	(130)	$2,651	2,039.2%
Acquisition costs	182	740	$(558)	(75.4%)
Amortization of acquired intangibles	10,383	7,654	$2,729	35.7%
Depreciation expense	4,838	1,694	$3,144	185.6%
Adjusted net income before provision for income taxes (non-GAAP)	$28,088	$28,147	$(59)	(0.2%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the six months ended December 31, 2025 and 2024 follows (in thousands):

Six Months Ended December 31,	2025	2024	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$12,557	$14,392	$(1,835)	(12.8%)
Adjustments:
Interest income	(11,360)	(13,881)	$(2,521)	(18.2%)
Interest expense	28,853	20,350	$8,503	41.8%
Amortization of acquired intangibles	10,383	7,654	$2,729	35.7%
Depreciation expense	4,838	1,694	$3,144	185.6%
Income tax expense	2,909	3,797	$(888)	(23.4%)
	35,623	19,614	$16,009	81.6%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,180	$34,006	$14,174	41.7%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$152,795	$(17,458)	$170,253	975.2%
Changes in operating working capital	(121,364)	45,131	$(166,495)	(368.9%)
Interest expense	28,853	20,350	$8,503	41.8%
Interest income	(11,360)	(13,881)	$(2,521)	(18.2%)
Income tax expense	2,909	3,797	$(888)	(23.4%)
Earnings (losses) from equity method investments	101	(1,832)	$1,933	105.5%
Share-based compensation	(838)	(627)	$211	33.7%
Amortization of loan cost	(2,763)	(1,680)	$1,083	64.5%
Other	(153)	206	$(359)	(174.3%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$48,180	$34,006	$14,174	41.7%